EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Class A Common Stock, $0.001 par value, of Ault Global Holdings, Inc., a Delaware corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: October 12, 2021

AULT ALPHA LP
/s/ Milton C. Ault, III
MILTON C. AULT, III	By:	/s/ Milton C. Ault, III
		Name:	Milton C. Ault, III
		Title:	CEO of Ault Capital Management LLC, the Managing Member of Ault Alpha GP LP, the General Partner

AULT ALPHA GP LP
/s/ William B. Horne
WILLIAM B. HORNE	By:	/s/ Milton C. Ault, III
		Name:	Milton C. Ault, III
		Title:	CEO of Ault Capital Management LLC, the Managing Member

AULT CAPITAL MANAGEMENT LLC
/s/ Henry C.W. Nisser
HENRY C.W. NISSER	By:	/s/ Milton C. Ault, III
		Name:	Milton C. Ault, III
		Title:	Chief Executive Officer

AULT & COMPANY, INC.
/s/ Kenneth S. Cragun
KENNETH S. CRAGUN	By:	/s/ Milton C. Ault, III
		Name:	Milton C. Ault, III
		Title:	Chief Executive Officer

PHILOU VENTURES, LLC

By:	/s/ Milton C. Ault, III
	Name:	Milton C. Ault, III
	Title:	CEO of Ault & Company, Inc., the Managing Member